Exhibit 99.1
NAREIT Annual Convention November 2008 3400 Avenue of the Arts Costa Mesa, CA Park Towne Place Philadelphia, PA Calhoun Beach Club Minneapolis, MN Malibu Canyon Calabasas, CA

This presentation contains forward-looking statements, including statements regarding future results and various scenarios to evaluate liquidity, coverage ratios and cash sources and uses. For purposes of analysis, this presentation includes a number of different liquidity and cash flow scenarios based on a variety of assumptions and does not necessarily reflect Aimco's expectation of future conditions or results. Actual results are subject to certain risks and uncertainties and may differ materially from the provided results and liquidity scenarios. Actual results may be affected by a variety of factors, including, without limitation: national and local economic conditions; financing risks, such as the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and Aimco's ability to execute transactions; Aimco's ability to maintain occupancy, maintain and increase rental rates, lease-up redevelopment and acquisition properties and generate fee income as projected. These and other factors are described in Aimco's filings with the Securities and Exchange Commission, including Aimco's Annual Report on Form 10-K for the year ended December 31, 2007, and other documents Aimco files from time to time with the Securities and Exchange Commission. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary, Supplemental Schedule and Supplemental Schedules 6a through 6c. Forward-looking Statements and Other Information

About Aimco Property Operations Aimco Portfolio Quality Investment Management Business Liquidity and Balance Sheet Conclusions Appendix: 2009 Liquidity, Coverage Ratios and Sources and Uses Presentation Topics

Introduction to Aimco Aimco is a leading multifamily REIT with a demonstrated history of successfully buying, managing, redeveloping and selling multifamily properties throughout the United States Initial Public Offering completed in 1994 with $315 million capitalization. Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions Aimco continues to rationalize its portfolio with sales of more than 511 properties worth more than $6.8 billion from 2001 through the third quarter 2008 Aimco is among the largest owners and operators of multifamily communities in the United States as of September 30, 2008. Conventional portfolio: 358 communities with 105,280 units Affordable portfolio: 305 communities with 35,805 units Property managed and asset managed: 404 communities with 36,998 units There are 13 REITs included in the S&P 500 Index, Aimco is one of three apartment REITs included in the Index Maple Bay Virginia Beach, VA Lakeside at Vinings Mountain Atlanta, GA Chestnut Hill Village Philadelphia, PA

Property Operations

Property Operations 2008 Outperformance Highlights: 3Q 2008 Revenue growth of 2.3% comprised of 1.4% in rate, 0.4% in higher occupancy at 95.1%, and 0.5% higher utility reimbursements and other income Expense reductions led by lower turn costs, marketing expenses and payroll, partially offset by higher utilities, taxes and insurance YTD 3Q 2008 Revenue growth of 2.5% comprised of 2.0% in rate, 0.2% in higher occupancy at 94.9%, and 0.3% higher utility reimbursements and other income Modest Expense growth of 0.8% driven primarily by lower turn costs and payroll, partially offset by higher utilities and taxes

Property Operations Property Operations Consolidate Redevelopment Operations with Conventional Property Operations Lean organization focused on the fundamentals of our business Outperform our peers by: Reevaluating our organization and staffing Refining our marketing to both new and existing customers Retaining our most profitable customers - those who have already chosen to make an Aimco community their home Looking forward: Blocking and Tackling Redevelopment Reduce investment levels Increase return thresholds Maintain core competencies and ability to continue to enhance Aimco's properties as the market dictates

Aimco Portfolio Quality

Through October 31, 2008: Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF cap rate is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price, excluding transaction costs and prepayment penalties. Through September 2008, asset values have declined approximately 10% since the late 2006 peak Per PPR, NOI cap rates in the top 54 U.S. markets have increased from 4.8% to 5.8% since the late 2006 peak During the same period of time, NOI growth of 7.8% offset approximately half of the impact to values from increased cap rates Summary of Asset Sales

Conventional Sales: Non-Target Markets Through October 31, the number of properties in non-target markets has been reduced by more than 40% Proceeds from sales of assets in non-target markets total $415 million through October 31 Exposure to the Midwest has been significantly reduced from 5.5% of conventional NAV at the beginning of the year to 3.7% currently Through October 31, exited five markets: Charleston, Hartford, Las Vegas, Salt Lake City and Tucson

Conventional Sales: Target Markets Proceeds from sales of assets in inferior locations within target markets total $280 million through October 31 More than half of properties sold out of target markets through October 31 were low rent properties in Texas that lacked redevelopment potential

Quality Sub-Markets & Properties Properties sold were located in neighborhoods with 2007 average home prices of $238,000 while the properties retained are in neighborhoods with average home prices of nearly $400,000 The properties sold had average rents of $740, while rents in our retained portfolio now average more than $1,000 per month

Quality Markets Nearly 85% of capital is now invested in target markets, compared to 76% one year ago More than 50% of capital invested in high barrier coastal markets Conventional Asset Allocation (% NAV)

Investment Management Business

Investment Management Investment management activities include Portfolio Management and Asset Management Portfolio Strategy Capital Allocation Acquisitions/Dispositions Joint Ventures Tax Credit Syndications Other Transaction Activities Affiliated Partnerships Owned Portfolio Portfolio Management benefit seen in property operating results and in investment gains Asset Management separately compensated through fees paid by third party investors

Investment Management Certain components of investment management income are recurring while others are dependent on transactions such as asset sales or debt refinancings

Liquidity and Balance Sheet

Liquidity is Sound Aimco is financed primarily with non-recourse property debt of $5.6 billion Recourse bank debt consists of: $75 million due September 2009, which has been funded by proceeds from asset sales $400 million due in March 2011 is expected to be funded incrementally over the next two- and-one-half years $650 million credit facility, with $5 million drawn, due in May 2011 Perpetual preferred stock and Preferred Partnership Units of $786 million at a weighted average rate of 8% Weighted average maturity of enterprise-wide debt of 9.3 years is more than twice the REIT average Dry powder in excess of $700 million

Property Debt Use of non-recourse property debt reduces risk to the enterprise Property debt is long term with a weighted average maturity of 9.8 years Laddered maturities reduce refunding risk Aimco refinances property debt on a routine basis in our ordinary course of business 102 loans maturing during the four-year period from 2009 to 2012, at average LTVs at maturity of approximately 50% 2009 2010 2011 2012 Maturities as % of Total Property Debt 6.2% 5.6% 2.1% 6.0% # of Properties 10 22 9 53 # of Loans 12 22 9 59

Liquidity is managed, in part, by monitoring and ensuring adequate un-drawn and uncommitted liquidity ("Dry Powder") Dry Powder Sep 30, 2008 (thousands) Revolver capacity 650,000 $ Drawdown on revolver (5,100) Outstanding letters of credit (56,000) Corporate cash balance 27,000 Secured notes credit facility 38,500 Sales and refinance distributions due 52,300 Total Dry Powder 706,700 $

Cash Sources and Uses Aimco seeks to balance its sources and uses through internal means, reducing reliance on capital markets Cash needs have been identified and stress-tested Analysis has considered liquidity, coverage, debt covenants and sources and uses of cash Based on this analysis, Aimco is able to fund maturing debt and balance its sources and uses of cash, and Under the various scenarios that have been considered, we remain well within our coverage requirements and other debt covenants For additional details of the assumptions used and the results achieved from this analysis, please see the appendix.

Cash Sources and Uses When balancing sources and uses of cash, the following menu of cash-generating activities can be utilized: Net proceeds from asset sales Additional property debt financing activities Additional capital spending reductions Additional reduction of G&A and variable compensation Additional reduction of Redevelopment and Investment Management expenses Note: Aimco policy is to set the common dividend based on operating results and tax efficiency. Common dividends assumed in the four year sources and uses analysis total $960 million. In addition, preferred dividends assumed for the four year period total $224M. For additional details of the assumptions used and the results achieved from this analysis, please see the appendix.

Conclusions

Conclusions Aimco owns hard assets, brick and mortar whose replacement costs greatly exceed current values Our properties are in good markets with approximately 85% invested in the 20 largest U.S. markets and the balance in 22 other markets Our properties are well located within their markets following five years of pruning and $6 billion of property sales Our properties are in good repair after five years of outsized capital spending Our business is good with Average Daily Occupancy at 95%, and 3.6% average annual same store NOI growth over the last five years Aimco has an excellent team, measured in customer satisfaction scores, declining turnover and strong financial controls Our conventional portfolio average rents are $1,000, up almost 40% from $725 five years ago Our properties have a private market value far exceeding the value implicit in our share price

2009 Liquidity, Coverage Ratios and Sources and Uses Appendix

Every year at this time, Aimco meets with the participants in Aimco's syndicated credit facility. Material from the presentation made to the bank group is also a useful follow-up to many of the items discussed in Aimco's third quarter 2008 earnings release and related earnings conference call, which took place on October 31, 2008. This presentation provides a high-level view of various: 2009 liquidity, coverage ratios and sources and uses scenarios 2009-2012 sources and uses scenarios We will provide formal 2009 earnings guidance in the ordinary course on our fourth quarter 2008 earnings call in early February 2009 after completion of the normal budgeting process. The information in this presentation is not intended as earnings guidance. The presentation provides certain facts and assumptions from which the reader can analyze Aimco's liquidity, coverage ratios and sources and uses under various scenarios. Introduction

As we plan for 2009, we have analyzed our liquidity, coverage ratios and sources and uses under a variety of scenarios. The Base Case for 2009 includes the assumptions described below. Please note that these assumptions are not intended as the basis for 2009 earnings guidance and are before the completion of 2009 budgets. These assumptions, and therefore the results derived from these assumptions, are subject to change. NOI and revenue: NOI growth - 0% Investment management - $67M revenue, which net of taxes equates to $46M of net income. Of the $46M of net income, $20M relates to recurring deferred income amortization as detailed on Schedule 11 of our earnings release and $26M relates to transactions expected to close in 2009 No sales activity after October 2008 (although our active sales program continues) Reduction in G&A and Property Management expenses due to a smaller property portfolio Reduction of capital replacement / capital improvement spending from $1,700/door in 2008 to $1,200/door in 2009 Financing: Maturing debt refinanced to 50% LTV Non-maturing debt refinanced to 50% LTV LIBOR assumed at 2.75% Redevelopment spending of $127M based on: $40M relating to projects in process and committed to lenders; $36M relating to other projects in process; $100M relating to projects to be approved of which $51M is to be spent in 2009; and $49M is to be spent in 2010 $100M redevelopment spending to be approved is funded in part by $78M of increased property debt in 2009 from the related lenders Repayment of $75M of term debt coming due in September 2009. As announced on our third quarter earnings call, $75M will be set aside from October sales proceeds to pre-fund this obligation. 2009 Base Case Scenario - Assumptions 27

2009 Base Case Scenario - Hypothetical Results This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. We expect to balance 2009 Base Case cash uses by $80M from expected increases in property loans based on completion of redevelopment activities ("Topper Loans"); and/or additional property sales.

2009 Recession Scenario - Hypothetical Results In order to understand how changes to certain Base Case assumptions would affect our analysis, we have provided certain additional scenarios. The Recession Scenario contains all of the Base Case assumptions except NOI growth is assumed to be negative 5%, offset in part by $20M of additional expense savings that are directly related (e.g., variable compensation). This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. We expect to balance 2009 Recession Scenario cash uses by $124M from expected increases in property loans based on completion of redevelopment activities ("Topper Loans"); and/or additional property sales. In addition, we have identified possible further reductions in capital spending and G&A expenses. Furthermore, Aimco policy is to set the common dividend based on operating results and tax efficiency.

2009 Additional Sales Scenario - Hypothetical Results In order to understand how changes to certain Base Case assumptions would affect our analysis, we have provided certain additional scenarios. The Additional Sales Scenario contains all of the Base Case assumptions except we assume an additional $220M of Q4 2008 sales (over and above the $80M completed in October) and $500M of Q1 2009 sales with excess cash used first to pay down term debt and then retire preferred equity. This information is not intended as the basis for 2009 earnings guidance. These scenarios are for analytical purposes only and are based on preliminary and high-level estimates and before the completion of Aimco's full 2009 budget process. Accordingly, this information is subject to change. (2) We expect that Aimco will require no external financing except from property debt refinancings at 50% LTV or below. Excess cash may be used for the following: a) redemptions or repurchases of preferred stock; b) repurchases of common stock; or c) investing excess cash.

We have analyzed our sources and uses through 2012, as well as potential mitigating items that could reduce any cash deficits. In order to stress test our 2009-2012 sources and uses, we have projected 2010- 2012 based on the 2009 Base Case with the following adjustments: NOI is held flat; Redevelopment spending is equal to the amount committed to lenders for work in process; Information Technology spending is reduced annually by $5M in 2010-2012; Maturing loans are refinanced at their unpaid balance with no excess proceeds. 2009 - 2012 Sources and Uses - Assumptions 31

2009 - 2012 Sources and Uses - Hypothetical Results In addition, preferred dividends assumed for the four year period total $224M.